EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

           Subsidiary                            State of Incorporation
---------------------------------              ----------------------------
SES-Corp., Inc.                                       Delaware
Swan Magnetics, Inc.                                  California
CyberCoupons.com, Inc.                                Texas